Exhibit 4.1

LIFEPOINT HEALTH, INC.

as Issuer

Each of the Guarantors Named Herein

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of May 26, 2016

5.375% Senior Notes due 2024

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314 (a)	4.03
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable. *

This Cross Reference Table is not part of this Indenture.

i

ii

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

iii

INDENTURE dated as of May 26, 2016 among LifePoint Health, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $500,000,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2024 (the “Initial Notes”), (b) any Additional Notes (as defined herein) that may be issued after the date hereof and (c) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Company’s Exchange Notes (as defined herein) issued in the Exchange Offer (as defined herein) in exchange for any outstanding Initial Notes or Additional Notes (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Notes”).

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.                          Definitions. The following terms, as used herein, have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.16 and 4.07 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable Redemption Premium” means, with respect to any Note on any Redemption Date, the excess of

(1)                                 the present value at such Redemption Date of the Redemption Price of such Note if such Note were redeemed on May 1, 2019, plus all required interest payments due on such Note through May 1, 2019 (not including any portion of such payments of interest accrued to the

Redemption Date), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over

(2)                                 the then-outstanding principal amount of the Note.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any assets, other than sales of products and services in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 and/or Section 5.01 hereof and not by the provisions of Section 4.08 hereof; and

(2)                                 the issuance of Equity Interests (other than directors’ qualifying shares) by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves assets having a fair market value of less than $75.0 million;

(2)                                 a transfer of assets between or among the Company and one or more Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)                                 the sale, lease, assignment, sublease, or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)                                 the sale or other disposition of cash or Cash Equivalents;

(6)                                 a Restricted Payment (or payment that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment that is permitted by Section 4.05 hereof;

(7)                                 a sale or other disposition of accounts receivable and related assets in connection with a financing transaction involving such assets (including, without limitation, in connection with a securitization or similar financing);

(8)                                 any disposition of property in the ordinary course of business by the Company or any Restricted Subsidiary that, in the good faith judgment of management of the Company, has become obsolete, worn out, damaged or no longer useful in the conduct of the business of the Company or the Restricted Subsidiaries;

(9)                                 any Asset Swap;

(10)                          any sale of securities constituting Equity Interests that are issued by a subsidiary trust or other financing vehicle in a transaction permitted under Section 4.07 hereof;

(11)                          the discount or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(12)                          licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business or consistent with past practice;

(13)                          a Sale and Leaseback Transaction; provided that at least 75% of the consideration paid to the Company or the Restricted Subsidiary for such Sale and Leaseback Transaction consists of cash received at closing;

(14)                          the sale, transfer or other disposition of Hedging Obligations incurred pursuant to Section 4.07 hereof;

(15)                          the creation of any Permitted Lien and dispositions in connection with Permitted Liens;

(16)                          dispositions of assets resulting from the assertion by federal, state or local governmental authorities (or similarly empowered Persons) of rights of eminent domain, condemnation or expropriation or similar rights;

(17)                          long-term leases of Hospitals to another Person; provided that the aggregate book value of all such properties subject to such leases does not exceed 10% of the Total Assets of the Company;

(18)                          sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(19)                          the disposition of Receivables and Related Assets in a Qualified Securitization Transaction; and

(20)                          the disposition of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary.

“Asset Swap” means an exchange by the Company or any Restricted Subsidiary of property or assets for property or assets of another Person; provided that (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company’s Board of Directors), and (ii) at least 75% of the consideration received in such exchange constitutes assets or other property of a kind usable by the Company and its Restricted Subsidiaries in a Permitted Business; provided, further, that any cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with such an exchange shall constitute Net Proceeds subject to the provisions of Section 4.08 hereof.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

(2)                                 with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities constituting direct obligations of the United States or any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

(3)                                 securities constituting direct obligations of any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded one of the two highest long-term or short-term, as applicable, debt ratings by S&P or Moody’s or any other United States nationally recognized credit rating agency of similar standing;

(4)                                 certificates of deposit with a maturity of one year or less or bankers’ acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short-term unsecured debt rating of at least “P-1” by Moody’s or “A-1” by S&P;

(5)                                 eurodollar time deposits with maturities of one year or less and overnight bank deposits with any bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short-term unsecured debt rating of at least “P-1” by Moody’s or “A-1” by S&P;

(6)                                 repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2), (3), (4) and (5) of this definition entered into with any financial institution meeting the qualifications specified in such clauses above;

(7)                                 commercial paper maturing in 365 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of “A2” or better by S&P or “P2” or better by Moody’s or any other United States nationally recognized credit rating agency of similar standing; and

(8)                                 any fund or other pooling arrangement at least 95% of the assets of which constitute Investments described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)                                 the Company becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means LifePoint Health, Inc., and any and all successors thereto pursuant to Article 5 hereof.

“Company Order” means a written order signed in the name of the Company by an Officer of the Company and delivered to the Trustee or, with respect to Sections 2.02, 2.06, 2.07, 2.10 and 9.05 herein any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                                 an amount equal to any extraordinary, unusual or non-recurring loss, expense or charge plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without regard to the dollar limitation in the definition thereof), to the extent such losses, expenses or charges were deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                 consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)                                 depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)                                 severance payments, other employee termination benefits or relocation costs, expenses or charges, non-cash stock-based compensation expense, and net income attributable to non-controlling interests in the Company’s non-wholly-owned Subsidiaries; minus

(6)                                 any amortization of discounts of convertible debt instruments resulting from the application of APB 14-1 “Accounting for Convertible Debt Instruments;” minus

(7)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)                                 the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)                                 for purposes of Section 4.05 hereof, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

(4)                                 the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Secured Debt Ratio” as of the date of any event for which a calculation is required (the “date of determination”) means the ratio of (a) (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of the date of determination minus (ii) the unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a Consolidated basis as of the date of determination to (b) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”; provided that the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment (such amount elected, the “Elected Amount”) under such Indebtedness secured by Liens as being incurred at such time, in which case (i) any subsequent incurrence of such Indebtedness secured by Liens under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time and (ii) for purposes of all subsequent calculations of the Consolidated Secured Debt Ratio at any time during which such commitment remains effective, the Elected Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding.  For the avoidance of doubt, the Company’s delivery to the Trustee of the Officers’ Certificate contemplated in this definition shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

“Consolidated Senior Leverage Ratio” means, as of the date of determination, the ratio (x) of (i) the aggregate amount of all Indebtedness (other than Subordinated Indebtedness) of the Company and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries that are not Guarantors as of the date of the determination minus (ii) the unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a Consolidated basis as of the date of determination to (y) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Leverage Ratio” means, as of the date of determination, the ratio (x) of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries that are not Guarantors as of the date of the determination minus (ii) the unrestricted cash and Cash Equivalents of the Company and its restricted Subsidiaries on a Consolidated basis as of the date of determination to (y) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which the corporate trust business of the Trustee shall at any particular time be administered, which office at the date of original execution of this Indenture is located at 900 Ashwood Parkway, Suite 425, Atlanta, Georgia 30338, Attention: Corporate Finance.

“Credit Agreement” means the Credit Agreement, dated as of July 24, 2012, by and among the Company, as borrower, the lenders parties thereto, Citibank, N.A., as administrative agent, Bank of America, N.A. and Barclays Bank plc, as co-syndication agents and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank plc, as lead arrangers and bookrunners, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, and as further amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), note purchase agreements, commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by the principal financial officer and any of the other executive officers of the Company or such Restricted Subsidiary at the time of such Asset Sale.  Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control with respect to the Company or an asset sale by the Company or its Restricted Subsidiaries will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.05 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale by the Company for cash of its common stock or preferred stock (excluding Disqualified Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Company issued pursuant to this Indenture in exchange for the Notes in compliance with the terms of the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Subsidiary Guarantees” means the guarantees of the obligation of the Company under this Indenture and the Notes issued pursuant to this Indenture in exchange for the Subsidiary Guarantees in compliance with the terms of the Registration Rights Agreement.

“Excluded Subsidiaries” means those Domestic Subsidiaries which are Wholly-Owned Subsidiaries that are designated by the Company as Domestic Subsidiaries that will not be Guarantors; provided, however, that in no event will the Excluded Subsidiaries, either individually or collectively, hold more than 4.5% of the consolidated assets of the Company and its Domestic Subsidiaries as of the end of any fiscal quarter (determined as of the most recent fiscal quarter for which the Company has internal financial statements available); provided, further, that any Subsidiary that guarantees Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor may not be designated as or continue to be an Excluded Subsidiary.  In the event any Subsidiaries, individually or collectively, previously designated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, the Company will, within 60 calendar days following such event, cause one or more of such Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with.  On the Issue Date, Rockdale Clinically Integrated Medical Care Organization, LLC, Rockdale Hospital, LLC and Rockdale Physician Practices, LLC shall be Excluded Subsidiaries.  After the Issue Date, the Company may designate Domestic Subsidiaries as Excluded Subsidiaries by an Officers’ Certificate submitted to the Trustee.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)                                 the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)                                 any amortization of discounts of convertible debt instruments resulting from the application of APB 14-1 “Accounting for Convertible Debt Instruments”.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, pro forma effect will be given to:

(1)                                 acquisitions of any operations or businesses or assets that have been made by the specified Person or any of its Restricted Subsidiaries, including through purchases or through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four-quarter reference period; and

(2)                                 the discontinuance of operations or businesses and dispositions of operations or businesses or assets during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four quarter reference period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period.  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of consolidated interest expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company.  In addition, any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an officers’ certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1)                                 the Financial Accounting Standards Board’s FASB Accounting Standards Codification; and

(2)                                 the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note” or “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2), 2.06(d)(3) or 2.06(f) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)                                 the Wholly-Owned Subsidiaries that are Domestic Subsidiaries of the Company as of the Issue Date, other than Excluded Subsidiaries, and the Domestic Subsidiaries as of the Issue Date which are non-Wholly-Owned Subsidiaries but which guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor; and

(2)                                 any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture (which shall be evidenced by the execution of a supplemental indenture in the form of Exhibit D hereto), and their respective successors and assigns; provided that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)                                 other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Hospital” means a hospital, outpatient clinic, outpatient surgical center, long-term care facility, diagnostic facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)                                 representing Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property; or

(6)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, in each case limited to the maximum amount of liability of the specified Person with respect to such Lien or Guarantee on the date in question.  Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business, any liability for federal, state, local or other taxes, any settlements or judgments relating to governmental litigations and/or investigations or contingent obligations incurred in the ordinary course of business.  The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture.

“Initial Purchasers” means Goldman, Sachs & Co., Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Fifth Third Securities, Inc., Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey, Inc., Regions Securities LLC, SMBC Nikko Securities America, Inc., Wells Fargo Securities, LLC, BBVA Securities Inc.

“Insurance Subsidiary” means a Subsidiary of the Company or any Restricted Subsidiary established for the purpose of insuring the businesses or facilities owned or operated by the Company or any of its Subsidiaries or any joint venture to which they are a party or any Person employed by or on the staff of any such business or facility.

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade” means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody’s, any of the rating categories from and including Aaa to and including Baa3.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.05 hereof; provided that the Company shall not have been deemed to have made an Investment pursuant to the foregoing if the Company shall have previously or concurrently therewith been deemed to have made an Investment in connection with such Equity Interests.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.05 hereof;

provided, the Company or such Restricted Subsidiary shall not have been deemed to have made an Investment pursuant to the foregoing if the Company or any Restricted Subsidiary shall have previously or concurrently therewith been deemed to have made an Investment in connection with such acquisition.  “Investments” shall exclude extensions of trade credit.

“Issue Date” means the original issue date for the first issuance of the Notes offered hereby under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Originator Recourse” means a reimbursement obligation of the Company in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that the Company’s board of directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided, that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be incurred by the Company pursuant to Section 4.07 hereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)                                 any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (without regard to the dollar limitation in the definition thereof); (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; or (c) any acquisition, recapitalization or Permitted Investment of such Person or any of its Restricted Subsidiaries;

(2)                                 any extraordinary, unusual or non-recurring gain, charge, expense or loss (together with any related provision for taxes on such extraordinary, unusual or non-recurring gain, charge, expense or loss), including, without limitation, (a) restructuring charges, reserves or other related expenses, (b) fees, expenses or charges relating to facility shutdowns and discontinued operations, (c) acquisition integration costs, (d) severance or other employee termination or relocation costs, expenses or charges, (e) non-cash compensation charges recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees and (f) litigation and investigation settlement costs and related expenses; and

(3)                                 the net income (or loss) from disposed or discontinued operations for the four fiscal quarters preceding the date of determining Net Income.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, all distributions and other payments required to be made to non-majority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“New Markets Tax Credit Program” means the New Markets Tax Credit Program authorized under the Community Renewal and Tax Relief Act of 2000, and jointly administered by the Community Development Financial Institutions Fund and the Internal Revenue Service or any successor or substantially similar Federal tax program having substantially similar structures and financial effect.

“NMTC Special Purpose Entity” means a special purpose or similar entity, or any subsidiary thereof, formed for purposes of participating in the New Markets Tax Credit Program.

“Non-U.S. Person” means a person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes, any Additional Notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and any Exchange Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.  With respect to any partnership, the term “Officer” shall include the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the general partners of such partnership.  With respect to a limited liability company, the term “Officer” shall include the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such limited liability company, or such officers of the manager or managing member of such limited liability company, as the case may be (or, if such manager or managing member is an individual, such individual).

“Officers’ Certificate” means a certificate signed on behalf of the Company or, if applicable, a Guarantor, by two Officers of the Company or of a Guarantor, as the case may be, one of whom, solely for the purposes of Section 4.04 hereof, must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof, if applicable.

“Opinion of Counsel” means, as to the Company or, if applicable, a Guarantor, an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof, if applicable.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

“Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries, or any of them, as of the Issue Date and any business ancillary or complementary thereto.

“Permitted Investments” means:

(1)                                 any Investment in the Company or in a Restricted Subsidiary;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (including any Asset Swap) that was made pursuant to and in compliance with the provisions of Section 4.08 hereof or any disposition of assets not constituting an Asset Sale;

(5)                                 any Investment received to the extent the consideration therefor was the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                 Hedging Obligations;

(7)                                 intercompany Indebtedness to the extent permitted under Section 4.07 hereof;

(8)                                 Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs;

(9)                                 loans and advances to officers, directors and employees made in the ordinary course of business;

(10)                          Investments represented by accounts and notes receivable created or acquired in the ordinary course of business;

(11)                          Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

(12)                          Investments by any qualified or nonqualified benefit plan established by the Company or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by the Company or any Restricted Subsidiary in connection with the funding thereof;

(13)                          Investments received in settlement of debts or judgments owed to the Company or any Restricted Subsidiary, including, without limitation, as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any bankruptcy, liquidation, receivership or insolvency proceeding;

(14)                          Investments in any Subsidiary that constitutes a special purpose entity formed for the primary purpose of issuing trust preferred or similar securities in a transaction permitted by Section 4.07 hereof;

(15)                          Investments deemed to have been made as a result of the acquisition of a Person permitted under clause (3) of this definition; provided that such Investments are not acquired in contemplation of the acquisition;

(16)                          Investments by the Company or a Restricted Subsidiary in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which investment consists of a retained interest in transferred Receivables and Related Assets;

(17)                          Investments made within 90 days after the date of the commitment to make the Investment, that when such commitment was made would have complied with the terms of this Indenture;

(18)                          Guarantees issued in accordance with Section 4.07 hereof and performance guarantees;

(19)                          payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(20)                          Investments in a Permitted Joint Venture, together with all other Investments made by the Company or any Restricted Subsidiary pursuant to this clause (20) in an aggregate amount at the time of such Investment not to exceed the greater of $75 million and 1.5% of Total Assets in the aggregate outstanding at any one time;

(21)                          Investments in any Insurance Subsidiary in an amount which does not at the time made exceed 125% of the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed (other than any excess capital that would result in any unfavorable tax or reimbursement impact if distributed), in any self-insurance trust in an amount not to exceed 125% of the aggregate amount of the risk retained by the Insurance Subsidiary, the Company or any of its Subsidiaries on an annual basis and any Investment by such Insurance Subsidiary or self-insurance trust which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed or for a self-insurance trust under the applicable laws;

(22)                          Investments consisting of Physician Support Obligations made by the Company or any Restricted Subsidiary;

(23)                          Investments consisting of loans made to a NMTC Special Purpose Entity in connection with the New Markets Tax Credit Program, the funds from which are then borrowed by a Restricted Subsidiary; and

(24)                          other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (24), not to exceed the greater of $300 million and 6.0% of Total Assets in the aggregate at any one time outstanding.

“Permitted Joint Venture” means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

“Permitted Liens” means:

(1)                                 Liens in favor of the Company or its Restricted Subsidiaries;

(2)                                 Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(3)                                 Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition;

(4)                                 Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.07 hereof covering only the assets acquired with such Indebtedness;

(5)                                 Liens existing on the Issue Date;

(6)                                 Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(7)                                 Liens securing any Hedging Obligations of the Company or any Restricted Subsidiary;

(8)                                 Liens securing any Indebtedness otherwise permitted to be incurred under this Indenture, the proceeds of which are used to refinance Indebtedness of the Company or any Restricted

Subsidiary, provided that such Liens extend to or cover only the assets secured by the Indebtedness being refinanced;

(9)                                 Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(10)                          statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if the Company or any applicable Restricted Subsidiaries shall have made any reserves or other appropriate provision required by GAAP;

(11)                          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return-of-money bonds, participation in government reimbursement programs and other similar obligations;

(12)                          judgment Liens not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13)                          easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of the Company or any of its Restricted Subsidiaries;

(14)                          any interest or title of a lessor in assets or property subject to Capital Lease Obligations or an operating lease of the Company or any Restricted Subsidiary;

(15)                          Liens incurred in connection with a financing involving the sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing);

(16)                          leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(17)                          bankers’ liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Restricted Subsidiary;

(18)                          the interest of any issuer of a letter of credit in any cash or Cash Equivalents deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of this Indenture;

(19)                          any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Restricted Subsidiary or to purchase assets of the Company or any Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business or is otherwise permitted under this Indenture;

(20)                          any Lien granted to the Trustee pursuant to the terms of this Indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Company;

(21)                          statutory, contractual or common law Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or workmen in the ordinary course of business;

(22)                          licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

(23)                          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s Obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)                          Liens securing Indebtedness of any Restricted Subsidiary (other than a Guarantor) that was permitted by the terms of this Indenture to be incurred, and related Obligations, which Liens encumber only assets of such Restricted Subsidiary;

(25)                          Liens securing Indebtedness incurred pursuant to clause (a) or (v) of the second paragraph of Section 4.07 hereof;

(26)                          Liens securing any Indebtedness incurred pursuant to the first paragraph of Section 4.07 hereof so long as, after giving effect to such incurrence, the Consolidated Secured Debt Ratio shall be equal to or less than 3.5 to 1 as of the date on which such Lien is incurred;

(27)                          Liens with respect to obligations that do not at any one time outstanding exceed the greater of $300 million and 6.0% of Total Assets; and

(28)                          Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than, the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms not materially less favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by the Company or a Guarantor, the obligor on the Permitted Refinancing Indebtedness may not be a Restricted Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physician Support Obligation” means:

(1)                                 a loan to or on behalf of, or a Guarantee of Indebtedness of or income of, (x) a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Company or any of its Restricted Subsidiaries or (y) any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x), in either case made or given by the Company or any Restricted Subsidiary of the Company:

(a)                                 in the ordinary course of its business; and

(b)                                 pursuant to a written agreement having a period not to exceed five years; or

(2)                                 Guarantees by the Company or any Restricted Subsidiary of leases and loans to acquire property (real or personal) for or on behalf of a physician, healthcare professional or any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x) above providing service to patients in the service area of a Hospital operated by the Company or any of its Restricted Subsidiaries.

“Principal Property” means each Hospital (excluding personal property, office fixtures and equipment (including data processing equipment, vehicles and equipment used on, or useful with, vehicles)) owned solely by the Company and/or one or more of its Subsidiaries and located in the United States of America unless the Board of Directors of the Company determines that any such hospital is not material to the Company and its Subsidiaries taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which (a) the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Redemption Date,” when used with respect to any Note to be redeemed, shall mean the date specified for redemption of such Note in accordance with the terms of such Note and this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company, the Guarantors identified therein and Goldman, Sachs & Co. as representative of the several Initial Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Regulation S Legend” means the legend set forth in Section 2.06(g)(3) hereof to be placed on each Regulation S Global Note issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Replacement Assets” means properties or assets substantially similar to the assets disposed of in a particular Asset Sale and acquired to replace the properties or assets that were the subject of such Asset Sale or that are otherwise useful in a Permitted Business.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, commencing on the Issue Date, in the case of the Initial Notes.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor in contemplation of such leasing.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Subsidiary” means a Subsidiary of the Company:

(1)                                 that is designated a “Securitization Subsidiary” by the Board of Directors of the Company (or a duly authorized committee thereof);

(2)                                 that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

(3)                                 no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

(A)                               is Guaranteed by the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

(B)                               is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or

(C)                               subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse; and

(4)                                 with respect to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the preceding conditions.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Interest” means any additional interest then owing in respect of the Notes pursuant to the provisions of the Registration Rights Agreement.

“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 2.12 hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in accounts receivable securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the Notes or any Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Restricted Subsidiaries or by such Person and one or more of its Restricted Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Subsidiary Guarantee” means a Guarantee of Notes pursuant to this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended.

“Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as shown on the balance sheet for the most recently completed quarter for which internal financial statements are available determined in accordance with GAAP.

“Treasury Rate” means, as of the date the redemption notice is given to Holders of the Notes, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H. 15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant Redemption Date to May 1, 2019; provided that, if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given; provided, further, that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Indebtedness that is without recourse to the Company or its Restricted Subsidiaries;

(2)                                 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                 is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any (a) continuing direct or indirect obligation to subscribe for additional Equity Interests or (b) direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

In addition, any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in connection with a transaction permitted by Section 4.07 hereof shall be, and any Insurance Subsidiary may be, an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.05 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.07 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.07 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02.                          Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.09
“Asset Sale Offer”	4.08
“Change of Control Offer”	4.11
“Change of Control Payment”	4.11
“Change of Control Payment Date”	4.11
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.15
“Defaulted Interest”	2.12
“Defeased Securities”	8.01
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.08
“Legal Defeasance”	8.02
“Moody’s”	4.15
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.07
“Purchase Date”	3.09
“Rating Agencies”	4.15
“Registrar”	2.03
“Restricted Payments”	4.05
“Reversion Date”	4.15
“S&P”	4.15

Term	Defined in Section
“Suspended Covenants”	4.15
“Suspension Date”	4.15
“Suspension Period”	4.15

Section 1.03.                          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.                          Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  provisions apply to successive events and transactions; and

(f)                                   references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.
THE NOTES

Section 2.01.                          Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Company).  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof and shall be made on the records of the Trustee and the Depositary.  Notes offered and sold to a QIB in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes and numbered from 1 upward with the prefix “RA”, Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes and numbered from 1 upward with the prefix “RS”, and Unrestricted Global Notes shall be issued initially in the form of one or more permanent Global Notes with the Global Legend and numbered from 1 upward with the prefix “R”, which in each case shall be deposited with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02.                          Execution and Authentication.

At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes and any Exchange Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Company Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.                          Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04.                          Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.                          Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06.                          Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Company for Definitive Notes if:

(1)                                 the Company delivers in writing to the Trustee notice that the Depositary is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice or cessation; or

(2)                                 there has occurred and is continuing an Event of Default and the Registrar has received a request from the Depositary to issue the certificated Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Except as aforesaid, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(a)                                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b)                                 instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(a)                                 a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b)                                 instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(a) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global

Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(a)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(b)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraph (D) above, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(a)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(b)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(a)                                 if the Holder of such Definitive Notes proposes to exchange such notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(b)                                 if the Holder of such Definitive Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs 2(A), (2)(B), 2(C), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(a)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(b)                                 if the Holder of such Restricted Definitive Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:

(1)                                 one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)                                 Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                  Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d) (3), (e)(2), (e) (3) or (f) of this Section 2.06

(and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                 Regulation S Legend.  Each Regulation S Global Note shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges and Global Notes.

(1)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.08, 4.11 and 9.05 hereof).

(3)                                 The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 The Company shall not be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.12) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                 The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                 All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                 The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, any Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or member thereof, with respect to any ownership interest in Global Notes or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Global Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely conclusively and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Note (including any transfers between or among Depositary Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.                          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

The provisions of this Section 2.07 shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08.                          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.  Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9 hereof).

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.                          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.                          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.                          Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all canceled Notes shall be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.                          Payment of Interest.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

If the Company defaults in a payment of interest on the Notes which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest.  At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of the Notes a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and Section 2.06 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13.                          Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Sections 2.06 and 2.12 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.14.                          Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.15.                          CUSIP or ISIN Numbers.

The Company, in issuing the Notes, may use “CUSIP” or “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Section 2.16.                          Issuance of Additional Notes.

The Company shall be entitled, from time to time, subject to its compliance with Section 4.07 and Sections 12.04 and 12.05 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date other than with respect to (a) the date of issuance, (b) the issue price, (c) the amount of interest payable on the first Interest Payment Date,

(d) if applicable, the initial Interest Payment Date and the initial interest accrual date and (e) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any required legends.  The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate pursuant to a Board Resolution of the Company, copies of which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                 the issue price, the issue date and the CUSIP number of such Additional Notes; and

(3)                                 whether such Additional Notes shall be subject to transfer restrictions or shall be issued in the form of Exchange Notes.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01.                          Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days (or such shorter period as may be acceptable to the Trustee) but not more than 75 days before a Redemption Date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) any other information necessary to identify the Notes to be redeemed and (v) the Redemption Price and stating that the conditions, if any, to any such redemption have been complied with.

Section 3.02.                          Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that with respect to Notes held in the form of Global Notes, the selection of such Notes for redemption shall be made in accordance with the procedures of the Depositary.  Subject to the proviso of the immediately preceding sentence, in the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

Except with respect to Notes held in the form of Global Notes, the Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected will be in amounts of $1,000 and integral multiples of $1,000 in excess thereof; provided that no Notes of $2,000 or less shall be redeemed in part.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.                          Notice of Redemption to Holders.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall send or cause to be sent, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)                                 the Redemption Date;

(b)                                 the Redemption Price;

(c)                                  if less than all the outstanding Notes are to be redeemed, the identification (and in the case of partial redemption, the principal amount) of the particular Note to be redeemed;

(d)                                 that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(e)                                  the name and address of the Paying Agent;

(f)                                   that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(g)                                  that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date;

(h)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)                                     that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days prior to the date chosen by the Company in accordance with the first paragraph above for giving notice to the Holders (or such shorter period as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notwithstanding the foregoing, a redemption notice may be sent more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or satisfaction and discharge of this Indenture.

Section 3.04.                          Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price.  A notice of redemption may be conditional upon the occurrence of certain events, including, without limitation, equity offerings.

Section 3.05.                          Deposit of Redemption or Purchase Price.

Prior to 12:00 noon (New York Time) on the Redemption Date or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price or purchase price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Notes was registered at the close of business on such Regular Record Date.  If any Note called for redemption or subject to purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date or the purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.                          Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.                          Optional Redemption.

(a)                                 At any time prior to May 1, 2019, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) issued under this Indenture at a Redemption Price of 105.375% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to (but not including) the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)                                 at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)                                 the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to May 1, 2019, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest and Special Interest, if any, to (but not including) the Redemption Date.  The Company shall be responsible for determining the Applicable Redemption Premium.

(c)                                  Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at the Company’s option prior to May 1, 2019.  On or after May 1, 2019, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to (but not including) the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2019	104.031%
2020	102.688%
2021	101.344%
2022 and thereafter	100.000%

(d)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.                          Mandatory Redemption.

Except as set forth in Sections 3.09, 4.08 and 4.11, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.                          Offer to Purchase by Application of Excess Proceeds.

In the event that pursuant to Section 4.08 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.08 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)                                 that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.08 hereof and the length of time the Asset Sale Offer shall remain open;

(b)                                 the Offer Amount, the purchase price and the Purchase Date;

(c)                                  that any Note not tendered or accepted for payment shall continue to accrue interest;

(d)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(e)                                  that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof, provided that the unrepurchased portion of a Note must be in a minimum denomination of $2,000;

(f)                                   that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)                                  that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, no later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)                                 that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $1,000, or integral multiples of $1,000 in excess thereof, shall be purchased); provided, that Notes held in the form of Global Notes shall be selected in accordance with the procedures of DTC; and

(i)                                     that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount, in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof, to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) upon cancellation of the original Notes.

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered upon cancellation of the original Note.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.
COVENANTS

Section 4.01.         Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Special Interest, if any, then due.  The Company shall pay all Special Interest, if any, in the same manner and on the same dates and to the same Persons as ordinary interest and in the amounts set forth in the Registration Rights Agreement.

Section 4.02.         Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company also may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Trustee, acting through its affiliate, The Bank of New York Mellon, as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.         Reports.

Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes and the Trustee and file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations:

(a)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(b)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided, that any information in clauses (a) and (b) above that is accepted for filing with the SEC shall be deemed to have been furnished to Holders of the Notes and the Trustee.

The Company shall at all times comply with TIA § 314(a).  Delivery of reports, information and documents to the Trustee pursuant to TIA § 314(a) or this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.         Compliance Certificate.

The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

Section 4.05.         Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary);

(b)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than Equity Interests held by a Restricted Subsidiary);

(c)           make any voluntary or optional payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than Subordinated Indebtedness held by the Company or a Restricted Subsidiary), except a payment of interest or principal at the Stated Maturity thereof or the purchase, redemption, defeasance, acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Maturity thereof; or

(d)           make any Restricted Investment

(all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.07 hereof; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after June 30, 2010 (excluding Restricted Payments permitted by clauses (b), (c), (d), (e), (f), (g), (h), (i), (j), (l), (m), (n), (o), (p), (q) and (r) of the next succeeding paragraph) is less than the sum, without duplication, of:

(A)          50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from June 30, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)          100% of the aggregate net cash proceeds received by the Company and the fair market value, as determined in good faith by the Board of Directors of the Company, of other property received by the Company, since June 30, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary), plus

(C)          an amount equal to the aggregate amount received by the Company or its Restricted Subsidiaries after June 30, 2010 resulting from repurchases, repayments or redemptions of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, plus

(D)          an amount equal to the sum of (1) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (2) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since June 30, 2010 (provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made since June 30, 2010 by the Company or any Restricted Subsidiary that were treated as Restricted Payments, and provided, further, that no amount will be included under this clause (D) to the extent it is already included in clauses (A), (B) or (C) above).

The preceding provisions shall not prohibit:

(a)           the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

(b)           the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock);

(c)           the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Restricted Subsidiary by exchange for or with cash (including the net cash proceeds from an incurrence of (1) Subordinated Indebtedness permitted to be incurred pursuant to Section 4.07 hereof or (2) any other Indebtedness) to the extent that the Consolidated Senior Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness other than Subordinated Indebtedness is incurred is less than 4.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period;

(d)           the payment of any dividend or similar distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(e)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any present or former officer, director, consultant or employee of the Company or any Subsidiary of the Company (or permitted transferees) in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any stock option or incentive plan or agreement, any employment agreement or any other similar plans or agreements; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $30.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(1)           the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to any future, present or former employees, directors or consultants of the Company or any of its Restricted Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(2)           the cash proceeds of key man life insurance policies received by the Company or the Restricted Subsidiaries after the Issue Date; less

(3)           the amount of any Restricted Payments previously made with the cash proceeds described in subclauses (1) and (2) of this clause (e);

provided that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Company

(or any permitted transferee thereof), or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 4.05 or any other provision of this Indenture;

(f)            the repurchase of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights or the lapsing of restrictions on restricted stock, to the extent such Equity Interests represent a portion of the exercise price of those stock options or stock appreciation rights or the withholding taxes payable in connection with such stock options, stock appreciation rights or restricted stock;

(g)           the repurchase of any class of Capital Stock of a Restricted Subsidiary (other than Disqualified Stock) if such repurchase is made pro rata among all holders of such class of Capital Stock;

(h)           the payment of any dividend or similar distribution, and any repayment of the stated amount, liquidation preference or any similar amount at final maturity or on any redemption or repurchase date, in respect of any series of preferred stock or similar securities of the Company or any Restricted Subsidiary (including Disqualified Stock), provided that such series of preferred stock or similar securities was issued in compliance with Section 4.07 hereof;

(i)            payments in lieu of fractional shares;

(j)            the purchase of any Indebtedness that is subordinate to the Notes at a purchase price no greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to those described under Section 4.11 hereof; provided that prior to or simultaneously with such purchase the Company has made the Change of Control Offer as provided in such section and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(k)           payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger, consolidation or disposition in accordance with the terms of this Indenture;

(l)            the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to holders of the Company’s common stock pursuant to a shareholder rights plan;

(m)          the repurchase, redemption or other acquisition of Disqualified Stock of the Company or any of its Restricted Subsidiaries in exchange for or out of the proceeds of a substantially concurrent offering of, Disqualified Stock of the Company;

(n)           the repurchase of Equity Interests of the Company in an aggregate amount after the Issue Date not to exceed $550 million;

(o)           the purchase of any Subordinated Indebtedness from Net Proceeds to the extent permitted by Sections 3.09 and 4.08 hereof;

(p)           the payment by the Company of dividends on its common stock in an aggregate annual amount of $25 million;

(q)           additional Restricted Payments pursuant to this clause (q) in an aggregate amount after the Issue Date not to exceed the greater of $325 million and 6.0% of Total Assets at the time of such Restricted Payment (with each such Restricted Payment being valued as of the date made and without regard to subsequent changes in value); and

(r)            any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 2.5 to 1.00;

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under subclause (2) of clause (c) and clauses (q) and (r) above, no Default has occurred and is continuing or would be caused thereby.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this Section 4.05 will be determined by the Board of Directors of the Company in good faith, whose determination with respect thereto will be conclusive.

For purposes of determining compliance with this Section 4.05, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a) through (r) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.05, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.05.

Section 4.06.         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)           transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)           agreements governing Existing Indebtedness and Credit Facilities or other agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(b)           this Indenture, the Notes, the Subsidiary Guarantees the Exchange Notes and the Exchange Subsidiary Guarantees;

(c)           applicable law;

(d)           any instrument governing Indebtedness or Capital Stock of a Person, or such encumbrances or restrictions with respect to other property or assets, in any case acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such encumbrances or restrictions relate to Indebtedness was incurred in connection with or in contemplation of such acquisition); provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, and any amendments, modifications, restatements, supplements, renewals, replacements or refinancings thereof that are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions, than those contained in such instruments, encumbrances or restrictions;

(e)           customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(f)            purchase money obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions on that property or the assets otherwise subject thereto of the nature described in clause (c) of the preceding paragraph;

(g)           any agreement for the sale or other disposition of a Restricted Subsidiary or any assets thereof that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(h)           Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(i)            Liens securing Indebtedness otherwise permitted to be incurred under Section 4.10 hereof;

(j)            Any encumbrance or restriction pursuant to customary provisions in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(k)           restrictions imposed in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by Section 4.07 hereof, provided, that such restrictions do not materially adversely affect the Company’s ability to pay interest and principal on the Notes when due;

(l)            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or imposed by governmental agencies or authorities;

(m)          in the case of clause (c) of the preceding paragraph, encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to Indebtedness and that do not materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries;

(n)           encumbrances or restrictions contained in the terms of Indebtedness if the encumbrance or restriction is not materially more disadvantageous to Holders than is customary in comparable financings and will not materially affect the Company’s ability to make principal or interest payments on the Notes (in each case determined by the Company in good faith); and

(o)           agreements with respect to Insurance Subsidiaries or with respect to securities thereof, in each case in connection with the operation of any Insurance Subsidiary.

Section 4.07.         Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and the Company may issue Disqualified Stock and any Restricted Subsidiary may issue preferred stock (including Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this Section 4.07 will not prohibit the following (collectively, “Permitted Debt”):

(a)           the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2,000 million;

(b)           Existing Indebtedness;

(c)           the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the Notes and the related Subsidiary Guarantees to be issued on the Issue Date and (b) the Exchange Notes and the Exchange Subsidiary Guarantees to be issued pursuant to this Indenture in exchange for the Notes and the Subsidiary Guarantees in accordance with the terms of the Registration Rights Agreement;

(d)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing

Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (d), not to exceed the greater of $250.0 million and 5.0% of Total Assets at any time outstanding;

(e)           the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, or refund Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.07 or clauses (b), (c), (d), (l), (m), (o), (z) or this clause (e) of this paragraph;

(f)            the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness or the issuance of Disqualified Stock or preferred stock between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness, Disqualified Stock or preferred stock being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness, Disqualified Stock or preferred stock to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness, Disqualified Stock or preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (f);

(g)           the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (ii) exchange rate risk with respect to obligations under any agreement or Indebtedness, or with respect to any asset, of such Person that is payable or denominated in a currency other than U.S. Dollars;

(h)           the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.07;

(i)            the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock (including Disqualified Stock) in the form of additional shares of the same class of preferred stock (including Disqualified Stock) will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock (including Disqualified Stock) for purposes of this Section 4.07; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(j)            Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets which are contingent on the performance of the assets acquired or disposed of;

(k)           Indebtedness represented by (i) letters of credit for the account of the Company or any Restricted Subsidiary or (ii) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, to the extent that such letters of credit and other obligations, as the case may be, are intended to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, in connection with participation in government reimbursement or other programs or other similar requirements in the ordinary course of business;

(l)            the incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase Notes pursuant to a Change of Control Offer or defease or discharge the Notes in accordance with the terms of this Indenture;

(m)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(n)           Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(o)           Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations in supply agreements, in each case in the ordinary course of business;

(p)           Indebtedness of the Company and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Stock of officers, employees or directors (or their estates) of the Company or such Subsidiaries pursuant to the terms of employment, severance or termination agreements, benefit plans or similar documents;

(q)           Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is non-recourse with respect to the Company and its Restricted Subsidiaries; provided, however, that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness becomes recourse to the Company or any of its Restricted Subsidiaries, such Indebtedness will, in each case, be deemed to be, and must be classified by the Company as, incurred at such time (or at the time initially incurred) under one more of the other provisions of this Section 4.07;

(r)            the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(s)            unsecured Indebtedness in respect of obligations of the Company or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business;

(t)            Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(u)           reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of the Company in respect of letters of credit issued by the Company for its own account or for the account of any of its Restricted Subsidiaries;

(v)           Indebtedness arising from any Sale and Leaseback Transaction; provided that the principal amount of any Indebtedness incurred pursuant to this clause (v) may not exceed $50 million;

(w)          Physician Support Obligations incurred by the Company or any Restricted Subsidiary;

(x)           Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of Permitted Joint Ventures of the Company or any Restricted Subsidiary not in excess of the greater of $50 million and 1.0% of Total Assets at any one time outstanding;

(y)           the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may include, but is not limited to, Indebtedness of the types referred to in the foregoing clauses (a) through (x) and clause (z)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (y), not to exceed the greater of $300 million and 6.0% of Total Assets;

(z)           Indebtedness of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition or (y) a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary; provided that after giving effect thereto, (a) the Company would be permitted to incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in the first paragraph of this Section 4.07, or (b) the Fixed Charge Coverage Ratio would be no worse than immediately prior thereto; provided, however, that up to $100 million in aggregate principal amount of any such Indebtedness may be incurred and outstanding at any time without regard to the previous proviso; and

(aa)         Indebtedness of a Restricted Subsidiary borrowed from a NMTC Special Purpose Entity in connection with the New Markets Tax Credit Program, the funds for which were loaned to the NMTC Special Purpose Entity by the Company or a Restricted Subsidiary.

For purposes of determining compliance with this Section 4.07, (x) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (aa) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.07, the Company will be permitted to classify and reclassify such item of Indebtedness in any manner that complies with this Section 4.07.  Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated hereunder will be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the definition of “Permitted Debt”; and (y) at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs of this Section 4.07 (or any portion thereof) without giving pro forma effect to the Indebtedness incurred on such date pursuant to the second paragraph of this Section 4.07 (or any portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to the first paragraph of this Section 4.07 (or any portion thereof).

Notwithstanding any other provision of this Section 4.07, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any Indebtedness solely as a result of fluctuations in exchange rates or currency values.

Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.07.

Section 4.08.         Asset Sales.

The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(b)           the fair market value is determined by the Company’s Board of Directors and evidenced by a Board Resolution; and

(c)           at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets.  For purposes of this provision, each of the following will be deemed to be cash:

(1)           any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and from which the Company or such Restricted Subsidiary is released from further liability;

(2)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion; and

(3)           any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of $100 million and 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply those Net Proceeds at its option:

(a)           to repay, prepay, redeem or purchase (x) Indebtedness of the Company or any Guarantor that is not Subordinated Indebtedness or (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor;

(b)           to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(c)           to make a capital expenditure;

(d)           to acquire Replacement Assets; or

(e)           to acquire other long-term assets that are used or useful in a Permitted Business.

The Company or the relevant Restricted Subsidiary will be deemed to have complied with the immediately preceding sentence with respect to any such Net Proceeds if it enters into a binding agreement to make an acquisition or capital expenditure permitted pursuant to clause (b), (c), (d) or (e) of the immediately preceding sentence in an amount equal to such Net Proceeds within such 365 days; provided that, if the relevant acquisition or capital expenditure is not consummated or completed, as the case may be, within the later of (x) 365 days after the receipt of the relevant Net Proceeds and (y) 180 days after the date of such binding agreement, such Net Proceeds will constitute “Excess Proceeds.”  Pending the final application of any Net Proceeds, the Company or the Restricted Subsidiary may temporarily invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds.  When the aggregate amount of Excess Proceeds exceeds $75 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Notes (and, at the option of the Company, to holders of any other Indebtedness of the Company or any Guarantor that is not Subordinated Indebtedness and/or any Indebtedness of any Restricted Subsidiary of the Company (collectively, “other indebtedness”)) to purchase the maximum principal amount of Notes (and such other Indebtedness), in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof; provided, that the unrepurchased portion of a Note must be in a minimum denomination of $2,000, out of the Excess Proceeds at a purchase price of 100% of their principal amount (or, in the event such other Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture.  To the extent that the aggregate amount of Notes (and such other Indebtedness) tendered pursuant to such an offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of Notes (and such other Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall allocate the Excess Proceeds among the Notes and such other Indebtedness that have been surrendered for purchase on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.08, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.08, by virtue of such conflict.

Section 4.09.         Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $5.0 million (each, an “Affiliate Transaction”), unless:

(a)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, the Company delivers to the Trustee a resolution of the Company’s Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.09 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Company’s Board of Directors, or an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(a)           directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation, retirement, disability, severance or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

(b)           performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to the Company or any of its Restricted Subsidiaries than the original agreement in effect on the Issue Date;

(c)           transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by Section 4.07 hereof;

(d)           transactions in the ordinary course of business with any joint venture that is otherwise permitted by this Indenture; provided, that such joint venture is between or among the Company and/or any of its Subsidiaries on the one hand and third parties that are not otherwise Affiliates of the Company on the other hand;

(e)           transactions between or among the Company and/or its Restricted Subsidiaries;

(f)            transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

(g)           sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(h)           Restricted Payments and Permitted Investments that are permitted by Section 4.05 hereof;

(i)            transactions complying with Section 5.01 hereof;

(j)            pledges of Equity Interests of Unrestricted Subsidiaries;

(k)           any transaction effected as part of a Qualified Securitization Transaction;

(l)            any transaction with an Insurance Subsidiary in the ordinary course of business; and

(m)          transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are no less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

Section 4.10.         Liens.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness secured by any Lien (other than a Permitted Lien) on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Notes then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all other obligations thereby secured for so long as any such obligations shall be so secured.  Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Section 4.11.         Offer to Repurchase Upon Change of Control.

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07 hereof by giving notice of such redemption to the Holders, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided, that the unrepurchased portion of a Note must be in a minimum denomination of $2,000) of that Holder’s Notes (a “Change of Control Offer”) on the terms set forth herein.  In the Change of Control Offer, the Company will offer an amount in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to (but not including) the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required hereby and described in such notice.  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(a)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(b)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(c)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Notwithstanding anything to the contrary in this Section 4.11, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.  Any Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

Section 4.12.         Additional Subsidiary Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Wholly-Owned Subsidiary after the Issue Date, other than an Excluded Subsidiary, then that newly acquired or created Domestic Subsidiary that is a Wholly-Owned Subsidiary will become a Guarantor and execute and deliver a supplemental indenture in substantially the form of Exhibit D hereto as promptly as possible after the end of the fiscal quarter in which it was acquired or created.

The Company will not permit any Domestic Subsidiary that is a non-Wholly-Owned Subsidiary to guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor unless such Restricted Subsidiary executes and delivers a supplemental indenture and delivers an Opinion of Counsel in form satisfactory to the Trustee as promptly as possible after the end of the fiscal quarter in which it guarantees such Indebtedness providing for a Guarantee by such Restricted Subsidiary:

(a)           if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b)           if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

provided that this Section 4.12 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Any such Guarantee shall be released as provided in Section 10.04.

Section 4.13.         Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.05 or Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.  As of the Issue Date, the Company’s Subsidiary Point of Life Indemnity, LTD, is the Company’s only Unrestricted Subsidiary.

Section 4.14.         Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless the Company or the Restricted Subsidiary would be entitled to:

(1)           incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant contained in Section 4.07 hereof; and

(2)           create a Lien on such property securing such Attributable Debt pursuant to the covenant contained in Section 4.10 hereof,

in which case, the corresponding Indebtedness and Lien will be deemed incurred pursuant to those provisions.

Section 4.15.         Suspension of Covenants.

From and after the first date on which both (a) the Notes are rated Investment Grade by each of Moody’s Investor Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P” and together with Moody’s the “Rating Agencies”) and (b) there shall not exist a Default or Event of Default hereunder (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries will no longer be subject to Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.12, 4.14 and clause (d) of the first paragraph of Section 5.01 hereof (collectively, the “Suspended Covenants”); provided that, during the Suspension Period (as defined below), the Company and its Restricted Subsidiaries will be subject to Section 4.16 hereof.  Upon the occurrence of a Covenant Suspension Event (the “Suspension Date”), the Subsidiary Guarantees of each of the Guarantors will be automatically released.

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating or downgrade the rating assigned to the Notes to below an Investment Grade rating then, following the Reversion Date, the Company and the Restricted Subsidiaries will again be subject to the Suspended Covenants and all required

Subsidiary Guarantees will be reinstated and issued.  Following the Reversion Date, the Company and its Restricted Subsidiaries will not be subject to Section 4.16.

The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”  Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.  In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default hereunder with respect to Notes.  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.05 will be made as though such covenant had been in effect since the Issue Date and during the Suspension Period.  For purposes of Section 4.07, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (b) of the second paragraph of Section 4.07.  For purposes of Section 4.10, on the Reversion Date, any Lien securing Indebtedness, which Lien was permitted by Section 4.16 and did not require that a Lien be created for the benefit of Holders pursuant to the requirements of Section 4.16, shall be deemed to have been outstanding on the Issue Date so that it is classified as permitted under clause (5) of the definition of “Permitted Lien.” For purposes of Section 4.06, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (a), (b) or (c) of the first paragraph thereof created, otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (a) of the second paragraph of Section 4.06.  For purposes of Section 4.09 hereof, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (b) of the second paragraph of such covenant.

In the event Moody’s or S&P is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized statistical rating organization (as defined in the Securities Act) designated by the Company with notice to the Trustee and the foregoing provisions will apply to the rating issued by the replacement rating agency.

Section 4.16.         Limitation on Secured Indebtedness.

During any Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Subsidiary without making effective provisions whereby the Company or such Restricted Subsidiary, as the case may be, will secure the Notes equally and ratably with (or, if the Indebtedness to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, unless the aggregate amount of all Indebtedness secured by all such Liens (excluding any Permitted Lien) would not exceed 5% of Total Assets.  Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Section 4.17.         Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company and (ii) the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.18.         Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5.
SUCCESSORS

Section 5.01.         Merger, Consolidation or Sale of Assets.

The Company shall not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a)           either:  (i) the Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(c)           immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists; and

(d)           except in the case of a transaction entered into to reincorporate the Company in another jurisdiction, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.07 hereof or (ii) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of the Company for such applicable four-quarter period without giving pro forma effect to such transactions and the related financing transactions.

This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

Section 5.02.         Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in accordance with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein.  When a successor assumes all the obligations of its predecessor under this Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition (except a lease) of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01.         Events of Default.

An “Event of Default” occurs if:

(a)           the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(b)           the Company defaults in the payment when due of principal of or premium, if any, on the Notes (including the failure to repurchase Notes pursuant to a Change of Control Offer or Asset Sale Offer) when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c)           the Company, any Guarantor or any Significant Subsidiary fails to comply with any of the provisions of Section 5.01 hereof;

(d)           the Company, any Guarantor or any Significant Subsidiary fails to observe or perform any other covenant or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% aggregate principal amount of the Notes then outstanding voting as a single class;

(e)           the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, any Guarantor or any Significant Subsidiary (or the payment of which is guaranteed by the Company, any Guarantor or any Significant Subsidiary) whether such Indebtedness or guarantee exists as of the Issue Date, or is created after the Issue Date, if that default:

(1)           is caused by a failure to pay principal of such Indebtedness at its final stated maturity after giving effect to any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2)           results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(f)            the Company, any Guarantor or any Significant Subsidiary fails to pay final, non-appealable judgments aggregating in excess of $100.0 million that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of 60 days;

(g)           the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1)           commences a voluntary case,

(2)           consents to the entry of an order for relief against it in an involuntary case,

(3)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)           makes a general assignment for the benefit of its creditors, or

(5)           generally is not paying its debts as they become due;

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)           is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

(2)           appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

(3)           orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i)            except as permitted by this Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

A Default under clause (d) is not an Event of Default in respect of the Notes until the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Company and the Trustee (in the case of a notice given by Holders) of the Default and the Company does not cure such default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.02.         Acceleration.

If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.         Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.         Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.         Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           the Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of any Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right to receive payment of principal of, premium, if any, and interest and Special Interest, if any, on such Note, on or after the respective due dates expressed or provided in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates and such right shall not be impaired or affected without the consent of such Holder.

Section 6.08.         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Special Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.         Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest and Special Interest, if any, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.
TRUSTEE

Section 7.01.         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default with respect to Notes:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(iv)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.         Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible or liable for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor, if applicable, shall be sufficient if signed by an Officer of the Company or Guarantor, as applicable.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole cost of the Company.

(j)            The Trustee shall not be charged with knowledge of any Default or any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any other obligor on the Notes, or by any Holder of the Notes.  If the Company is required to pay Special Interest to Holders of the Notes pursuant to the Registration Rights Agreement, the Company will provide written notice to the Trustee of its obligation to pay such Special Interest, which notice shall specify the proposed payment date of such Special Interest and set forth the amount of such Special Interest to be paid by the Company on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

(k)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

Section 7.03.         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.         Reports by Trustee to Holders of the Notes.

Within 60 days after each July 15 beginning with the July 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee also shall transmit all reports as required by TIA § 313(c).

A copy of each report at the time of its transmittal to the Holders of Notes shall be sent to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.         Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall send a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.         Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.         Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.         Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may elect, at its option, at any time, to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Subsidiary Guarantees (the “Defeased Securities”) upon compliance with the conditions set forth below in this Article 8.  Any such election shall be evidenced by a Board Resolution set forth in an Officers’ Certificate.

Section 8.02.         Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option to have this Section 8.02 applied to the Notes, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Defeased Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Defeased Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Defeased Securities to receive solely from the trust fund under Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Special Interest, if any, on such Defeased Securities when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.         Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option to have this Section 8.03 applied to the Notes, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 3.09, 4.03 (other than pursuant to TIA § 314(a)), 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.18 and 5.01(d) hereof and Article 10 hereof with respect to the Notes and with respect to the outstanding Defeased Securities on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Defeased Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Defeased Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Defeased Securities shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d) (solely with respect to those covenants subject to Covenant Defeasance), (e), (f) and (i) hereof shall not constitute Events of Default.

Section 8.04.         Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payments of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and non-callable Government Securities, the scheduled payments of principal of and interest on which together with such cash will be sufficient, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and interest and Special Interest, if any, on the outstanding Notes to the stated maturity or the applicable redemption date, as the case may be, and the Company shall have specified whether the Notes are being defeased to maturity or to a particular redemption date;

(b)           in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in form reasonably satisfactory to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in form reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(e)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with or waived.

Notwithstanding the foregoing, the Opinion of Counsel with respect to a Legal Defeasance required by clause (b) of this Section 8.04 need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date or on a Redemption Date within one year (in the case of a redemption) under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05.                          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Defeased Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Defeased Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Defeased Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.         Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Special Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.         Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Defeased Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Special Interest, if any, on any Defeased Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Defeased Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.         Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Company, the Guarantors, if applicable, and the Trustee at any time and from time to time may amend this Indenture or the Notes or enter into one or more indentures supplemental hereto without the consent of any Holder of a Note for any of the following purposes:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated notes;

(c)           to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets;

(d)           to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)            to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

(g)           to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture;

(h)           to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Notes as additional security for the payment and performance of the Company’s or a Guarantor’s obligations;

(i)            to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of this Indenture when permitted or required pursuant to the terms of this Indenture; or

(j)            to conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” contained in the Offering Memorandum dated May 12, 2016 to the extent that such provision in the “Description of Notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, the Notes or the Subsidiary Guarantees.

Section 9.02.         With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend this Indenture (including Sections 3.09, 4.08 and 4.11 hereof) or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Special Interest, if any, on such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02, 12.04 and 12.05 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof and except as otherwise provided below in this Section 9.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes other than Sections 3.09, 4.08 and 4.11 hereof and other than notice provisions with respect to any optional redemption by the Company;

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e)           make any Note payable in money other than that stated in the Notes;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on, the Notes;

(g)           after the date of an event giving rise to a redemption, waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.08 or 4.11 hereof);

(h)           release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i)            make any change in the preceding amendment and waiver provisions.

Section 9.03.         Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Notes if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.         Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Sections 12.04 and 12.05 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07.         Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

ARTICLE 10.
GUARANTEES

Section 10.01.      Guarantee.

Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of Notes and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Subject to this Article 10, the Guarantors hereby, jointly and severally, agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Each Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

Section 10.02.      Subsidiary Guarantors May Consolidate, etc. on Certain Terms.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(a)           immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b)           subject to the provisions of Section 10.04 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and, subject to the provisions of Section 10.04 hereof, upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution of this Indenture.

Except as set forth in Articles 4 and 5 of this Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.03.      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.04.      Releases.

The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(a)           in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Sections 3.09 and 4.08 hereof;

(b)           in connection with any sale of a majority of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if as a result of such sale such Guarantor ceases to be a Subsidiary of the Company and the sale complies with Sections 3.09 and 4.08 hereof;

(c)           if the Company (i) designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or (ii) designates any Restricted Subsidiary that is a Guarantor to be an Excluded Subsidiary, in each case in accordance with the requirements of this Indenture;

(d)           if such Guarantor is or becomes a non-Wholly-Owned Subsidiary and does not then guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor;

(e)           if any Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to this Indenture;

(f)            upon the Company’s exercise of its legal defeasance option or covenant defeasance option as described under Article 8 hereof or if the Company’s obligations under this Indenture and the Notes are discharged in accordance with the terms of this Indenture; or

(g)           pursuant to Section 4.15 hereof.

ARTICLE 11.
SATISFACTION AND DISCHARGE

Section 11.01.      Satisfaction and Discharge.

This Indenture will cease to be of further effect with respect to the Notes, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to the Notes when:

(a)           either:

(i)            all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(ii)           all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payments of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and non-callable Government Securities, the scheduled payments of principal of and interest on which will, together with such cash, be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee for cancellation of principal, premium and accrued interest to the date of maturity or redemption;

(b)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes;

(c)           the Company or any Guarantor has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of this Indenture have been satisfied or waived; and

(d)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof shall survive.

Section 11.02.      Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations and, if applicable, any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 11.01 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (in case Government Securities have been deposited) are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge of this Indenture.

ARTICLE 12.
MISCELLANEOUS

Section 12.01.      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 12.02.      Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

LifePoint Health, Inc.
330 Seven Springs Way
Brentwood, Tennessee 37027
Telecopier No.: (615) 920-8965
Attention:       Chief Financial Officer

With a copy to:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Telecopier No.: (212) 354-8113
Attention:       Michelle B. Rutta

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
 900 Ashwood Parkway, Suite 425
Atlanta, Georgia 30338
Telecopier No.: (770) 698-5196
Attention:       Corporate Finance

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be sent to the Registered Holders shown on the register kept by the Registrar.  Any notice or communication also shall be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received.  The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.03.      Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04.      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or waived; and

(b)           an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or waived.

Section 12.05.      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4) and Section 4.04 hereof) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied or waived; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied or waived.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.06.      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.      No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.      Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.      Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each applicable Guarantor in this Indenture shall bind its successors, except as otherwise provided pursuant to Section 10.04 hereof.

Section 12.11.      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.      Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SUBSIDIARY GUARANTEES OR THE NOTES.

Section 12.13.      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14.      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15.      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16.      Submission to Jurisdiction

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture.  To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signatures on following page]

SIGNATURES

Dated as of May 26, 2016

LIFEPOINT HEALTH, INC.

By:	/s/ Leif M. Murphy
	Name:	Leif M. Murphy
	Title:	Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere Boyd
	Name:	Valere Boyd
	Title:	Vice President

[GUARANTOR SIGNATURES BEGIN ON FOLLOWING PAGE]

Signature Page to Indenture

ON BEHALF OF:

ACQUISITION BELL HOSPITAL, LLC

AMERICA MANAGEMENT COMPANIES, LLC

AMG-CROCKETT, LLC

AMG-HILLSIDE, LLC

AMG-LIVINGSTON, LLC

AMG-LOGAN, LLC

AMG-SOUTHERN TENNESSEE, LLC

AMG-TRINITY, LLC

ANDALUSIA PHYSICIAN PRACTICES, LLC

ASHLAND PHYSICIAN SERVICES, LLC

ASHLEY VALLEY MEDICAL CENTER, LLC

ASHLEY VALLEY PHYSICIAN PRACTICE, LLC

ATHENS PHYSICIANS PRACTICE, LLC

ATHENS REGIONAL MEDICAL CENTER, LLC

ATHENS SURGERY CENTER PARTNER, LLC

BELL JV, LLC

BELL PHYSICIAN PRACTICES, INC.

BOLIVAR PHYSICIAN PRACTICES, LLC

BOURBON COMMUNITY HOSPITAL, LLC

BOURBON PHYSICIAN PRACTICE, LLC

BRIM HOSPITALS, INC.

BUFFALO TRACE RADIATION ONCOLOGY ASSOCIATES, LLC

CARE HEALTH COMPANY, INC.

CASTLEVIEW HOSPITAL, LLC

CASTLEVIEW MEDICAL, LLC

CASTLEVIEW PHYSICIAN PRACTICE, LLC

CLARK REGIONAL PHYSICIAN PRACTICES, LLC

CLINCH PROFESSIONAL PHYSICIAN SERVICES, LLC

CLINCH VALLEY PHYSICIANS ASSOCIATES, LLC

CLINCH VALLEY MEDICAL CENTER, INC.

CLINCH VALLEY PULMONOLOGY, LLC

CLINCH VALLEY UROLOGY, LLC

COLORADO PLAINS PHYSICIAN PRACTICES, LLC

COMMUNITY HOSPITAL OF ANDALUSIA, LLC

COMMUNITY MEDICAL, LLC

COMMUNITY-BASED SERVICES, LLC

CROCKETT HOSPITAL, LLC

CROCKETT PHO, LLC

DANVILLE DIAGNOSTIC IMAGING CENTER, LLC

DANVILLE PHYSICIAN PRACTICES, LLC

DANVILLE REGIONAL MEDICAL CENTER SCHOOL OF HEALTH PROFESSIONS, LLC

DANVILLE REGIONAL MEDICAL CENTER, LLC

DLP PARTNER, LLC

DLP PARTNER CENTRAL CAROLINA, LLC

DLP PARTNER CONEMAUGH, LLC

DLP PARTNER FRYE, LLC

DLP PARTNER MARQUETTE, LLC

DLP PARTNER MEDWEST, LLC

DLP PARTNER TWIN COUNTY, LLC

DLP PARTNER WILSON RUTHERFORD, LLC

A-1

DODGE CITY HEALTHCARE GROUP, LLC

DODGE CITY HEALTHCARE PARTNER, INC.

FAUQUIER PARTNER, LLC

FLEMING MEDICAL CENTER, LLC

GEORGETOWN COMMUNITY HOSPITAL, LLC

GEORGETOWN REHABILITATION, LLC

HCK LOGAN MEMORIAL, LLC

HDP ANDALUSIA, LLC

HDP GEORGETOWN, LLC

HILLSIDE HOSPITAL, LLC

HISTORIC LIFEPOINT HOSPITALS, LLC

HRMC, LLC

HSCGP, LLC

HSC MANAGER, LLC

HST PHYSICIAN PRACTICE, LLC

KANSAS HEALTHCARE MANAGEMENT COMPANY, INC.

KANSAS HEALTHCARE MANAGEMENT SERVICES, LLC

KENTUCKY HOSPITAL, LLC

KENTUCKY MEDSERV, LLC

KENTUCKY MSO, LLC

KENTUCKY PHYSICIAN SERVICES, INC.

LAKE CUMBERLAND CARDIOLOGY ASSOCIATES, LLC

LAKE CUMBERLAND PHYSICIAN PRACTICES, LLC

LAKE CUMBERLAND REGIONAL HOSPITAL, LLC

LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL ORGANIZATION, LLC

LAKELAND COMMUNITY HOSPITAL, LLC

LAKELAND PHYSICIAN PRACTICES, LLC

LANDER VALLEY PHYSICIAN PRACTICES, LLC

LAS CRUCES CARDIOLOGY GROUP, LLC

LAS CRUCES ENDOSCOPY PARTNER, LLC

LAS CRUCES PHYSICIAN PRACTICES, LLC

LCMC MRI, LLC

LCMC PET, LLC

LHSC, LLC

LIFEPOINT ACQUISITION CORP.

LIFEPOINT BILLING SERVICES, LLC

LIFEPOINT CSLP, LLC

LIFEPOINT HOLDINGS 2, LLC

LIFEPOINT HOSPITALS HOLDINGS, LLC

LIFEPOINT MEDICAL GROUP - HILLSIDE, INC

LIFEPOINT OF KENTUCKY, LLC

LIFEPOINT OF LAKE CUMBERLAND, LLC

LIFEPOINT PSO, LLC

LIFEPOINT RC, INC.

LIFEPOINT VA HOLDINGS, INC.

LIFEPOINT WV HOLDINGS, INC.

LIVINGSTON REGIONAL HOSPITAL, LLC

LOGAN GENERAL HOSPITAL, LLC

LOGAN HEALTHCARE PARTNER, LLC

LOGAN MEDICAL, LLC

LOGAN MEMORIAL HOSPITAL, LLC

A-2

LOGAN PHYSICIAN PRACTICE, LLC

LOS ALAMOS PHYSICIAN PRACTICES, LLC

MARTINSVILLE PHYSICIAN PRACTICES, LLC

MEADOWVIEW PHYSICIAN PRACTICE, LLC

MEADOWVIEW REGIONAL MEDICAL CENTER, LLC

MEADOWVIEW RIGHTS, LLC

MEMORIAL HOSPITAL OF MARTINSVILLE & HENRY COUNTY AMBULATORY SURGERY CENTER, LLC

MEMORIAL PROMPT CARE, LLC

MERCY PHYSICIAN PRACTICES, LLC

MEXIA-PRINCIPAL, INC.

MINDEN PHYSICIAN PRACTICES, LLC

NASON MEDICAL CENTER, LLC

NASON PHYSICIAN PRACTICES, LLC

NORTHEASTERN NEVADA PHYSICIAN PRACTICES, LLC

NORTHWEST MEDICAL CENTER-WINFIELD, LLC

NORTON PARTNER, LLC

NWMC - WINFIELD ANESTHESIA PHYSICIANS, LLC

NWMC - WINFIELD HOSPITALIST PHYSICIANS, LLC

NWMC-WINFIELD PHYSICIAN PRACTICES, LLC

OMNIPOINT SURGICAL ASSOCIATES, LLC

OPELOUSAS IMAGING CENTER PARTNER, LLC

OPELOUSAS PET/CT IMAGING CENTER, LLC

ORTHOPEDICS OF SOUTHWEST VIRGINIA, LLC

PALESTINE-PRINCIPAL G.P., INC.

PHC HOSPITALS, LLC

PHC-AVIATION, INC.

PHC-CLEVELAND, INC.

PHC-ELKO, INC.

PHC-FORT MOHAVE, INC.

PHC-FORT MORGAN, INC.

PHC-LAKE HAVASU, INC.

PHC-LAKEWOOD, INC.

PHC-LAS CRUCES, INC.

PHC-LOS ALAMOS, INC.

PHC-LOUISIANA, INC.

PHC-MARTINSVILLE, INC.

PHC-MINDEN G.P., INC.

PHC-MORGAN LAKE, INC.

PHC-SELMA, LLC

PHC-TENNESSEE, INC.

PIEDMONT PARTNER, LLC

PINELAKE PHYSICIAN PRACTICE, LLC

PINELAKE REGIONAL HOSPITAL, LLC

POITRAS PRACTICE, LLC

PORTAGE PARTNER, LLC

PRHC-ALABAMA, LLC

PRHC-ENNIS G.P., INC.

PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.

PRINCIPAL KNOX, L.L.C.

PRINCIPAL-NEEDLES, INC.

A-3

PROVIDENCE GROUP PRACTICES, LLC

PROVIDENCE HOLDING COMPANY, LLC

PROVIDENCE PHYSICIAN PRACTICES, LLC

PROVINCE HEALTHCARE COMPANY, LLC

R. KENDALL BROWN PRACTICE, LLC

RALEIGH GENERAL HOSPITAL, LLC

RIVER PARISHES HOSPITAL, LLC

RIVER PARISHES PARTNER, LLC

RIVER PARISHES PHYSICIAN PRACTICES, LLC

RIVERTON MEMORIAL HOSPITAL, LLC

RIVERTON ONCOLOGY PRACTICE, LLC

RIVERTON PHYSICIAN PRACTICES, LLC

RIVERVIEW MEDICAL CENTER, LLC

RIVERVIEW PHYSICIAN PRACTICES, LLC

RUSSELLVILLE HOSPITAL, LLC

RUSSELLVILLE PHYSICIAN PRACTICES, LLC

SELECT HEALTHCARE, LLC

SELMA DIAGNOSTIC IMAGING, LLC

SILETCHNIK PRACTICE, LLC

SMITH COUNTY MEMORIAL HOSPITAL, LLC

SOMERSET SURGERY PARTNER, LLC

SOUTHERN TENNESSEE EMS, LLC

SOUTHERN TENNESSEE MEDICAL CENTER, LLC

SOUTHERN TENNESSEE PHO, LLC

SPRING VIEW HOSPITAL, LLC

SPRING VIEW PHYSICIAN PRACTICES, LLC

SPRINGHILL MEDICAL CENTER, LLC

SST COMMUNITY HEALTH, L.L.C.

ST. FRANCIS AFFILIATED SERVICES, LLC

ST. FRANCIS HEALTH, LLC

ST. FRANCIS PHYSICIAN PRACTICES, LLC

SUMNER PHYSICIAN PRACTICES, LLC

SUMNER REAL ESTATE HOLDINGS, LLC

SUMNER REGIONAL MEDICAL CENTER, LLC

TECHE REGIONAL PHYSICIAN PRACTICES, LLC

TEXAS SPECIALTY PHYSICIANS

THE MRI CENTER OF NORTHWEST ALABAMA, LLC

THM PHYSICIAN PRACTICE, LLC

TROUSDALE MEDICAL CENTER, LLC

TROUSDALE PHYSICIAN PRACTICES, LLC

TWO RIVERS PHYSICIAN PRACTICES, LLC

VALLEY VIEW PHYSICIAN PRACTICES, LLC

VAUGHAN PHYSICIAN PRACTICES, LLC

VILLE PLATTE MEDICAL CENTER, LLC

WATERTOWN PARTNER, LLC

WEST VIRGINIA MANAGEMENT SERVICES ORGANIZATION, INC.

WESTERN PLAINS PHYSICIAN PRACTICES, LLC

WESTERN PLAINS REGIONAL HOSPITAL, LLC

WOODFORD HOSPITAL, LLC

WOODS MEMORIAL HOSPITAL, LLC

WYTHE COUNTY COMMUNITY HOSPITAL, LLC

A-4

WYTHE COUNTY PHYSICIAN PRACTICES, LLC

ZONE, INCORPORATED

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

A-5

On Behalf of:

LIFEPOINT CORPORATE SERVICES GENERAL PARTNERSHIP

LifePoint CSLP, LLC, as limited partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

HSCGP, LLC, as general partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

A-6

On Behalf of:

MEXIA PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

Mexia-Principal, Inc., as general partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

A-7

On Behalf of:

PALESTINE PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

Palestine Principal G.P., Inc., as general partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

A-8

On Behalf of:

PHC-ASHLAND, L.P.

PHC-Tennessee, Inc., as general partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

A-9

On Behalf of:

PHC-MINDEN, L.P.

PHC-Minden G.P., Inc., as general partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

PHC-Louisiana, Inc., as limited partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

A-10

On Behalf of:

PHC-MORGAN CITY, L.P.

PHC-Lakewood, Inc., as general partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

PHC-Morgan Lake, Inc, as limited partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

A-11

On Behalf of:

PRHC-ENNIS, L.P.

PRHC-Ennis G.P., Inc., as general partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

By:	/s/ Michael S. Coggin
Name: Michael S. Coggin
Title: Senior Vice President and Treasurer

A-12

SCHEDULE I

Acquisition Bell Hospital, LLC

America Management Companies, LLC

AMG-Crockett, LLC

AMG-Hillside, LLC

AMG-Livingston, LLC

AMG-Logan, LLC

AMG-Southern Tennessee, LLC

AMG-Trinity, LLC

Andalusia Physician Practices, LLC

Ashland Physician Services, LLC

Ashley Valley Medical Center, LLC

Ashley Valley Physician Practice, LLC

Athens Physicians Practice, LLC

Athens Regional Medical Center, LLC

Athens Surgery Center Partner, LLC

Bell JV, LLC

Bell Physician Practices, Inc.

Bolivar Physician Practices, LLC

Bourbon Community Hospital, LLC

Bourbon Physician Practice, LLC

Brim Hospitals, Inc.

Buffalo Trace Radiation Oncology Associates, LLC

Care Health Company, Inc.

Castleview Hospital, LLC

Castleview Medical, LLC

Castleview Physician Practice, LLC

Clark Regional Physician Practices, LLC

Clinch Professional Physician Services, LLC

Clinch Valley Physicians Associates, LLC

Clinch Valley Medical Center, Inc.

Clinch Valley Pulmonology, LLC

Clinch Valley Urology, LLC

Colorado Plains Physician Practices, LLC

Community Hospital of Andalusia, LLC

Community Medical, LLC

Community-Based Services, LLC

Crockett Hospital, LLC

Crockett PHO, LLC

Danville Diagnostic Imaging Center, LLC

Danville Physician Practices, LLC

Danville Regional Medical Center School of Health Professions, LLC

Danville Regional Medical Center, LLC

DLP Partner, LLC

DLP Partner Central Carolina, LLC

DLP Partner Frye, LLC

DLP Partner Marquette, LLC

DLP Partner MedWest, LLC

DLP Partner Twin County, LLC

DLP Partner Wilson Rutherford, LLC

Sch. I-1

Dodge City Healthcare Group, LLC

Dodge City Healthcare Partner, Inc.

Fauquier Partner, LLC

Fleming Medical Center, LLC

Georgetown Community Hospital, LLC

Georgetown Rehabilitation, LLC

HCK Logan Memorial, LLC

HDP Andalusia, LLC

HDP Georgetown, LLC

Hillside Hospital, LLC

Historic LifePoint Hospitals, LLC

HRMC, LLC

HSCGP, LLC

HSC Manager, LLC

HST Physician Practice, LLC

Kansas Healthcare Management Company, Inc.

Kansas Healthcare Management Services, LLC

Kentucky Hospital, LLC

Kentucky Medserv, LLC

Kentucky MSO, LLC

Kentucky Physician Services, Inc.

Lake Cumberland Cardiology Associates, LLC

Lake Cumberland Physician Practices, LLC

Lake Cumberland Regional Hospital, LLC

Lake Cumberland Regional Physician Hospital Organization, LLC

Lakeland Community Hospital, LLC

Lakeland Physician Practices, LLC

Lander Valley Physician Practices, LLC

Las Cruces Cardiology Group, LLC

Las Cruces Endoscopy Partner, LLC

Las Cruces Physician Practices, LLC

LCMC MRI, LLC

LCMC PET, LLC

LHSC, LLC

LifePoint Acquisition Corp.

LifePoint Billing Services, LLC

LifePoint Corporate Services General Partnership

LifePoint CSLP, LLC

LifePoint Holdings 2, LLC

LifePoint Hospitals Holdings, LLC

LifePoint Medical Group - Hillside, Inc

LifePoint of Kentucky, LLC

LifePoint of Lake Cumberland, LLC

LifePoint PSO, LLC

LifePoint RC, Inc.

LifePoint VA Holdings, Inc.

LifePoint WV Holdings, Inc.

Livingston Regional Hospital, LLC

Logan General Hospital, LLC

Logan Healthcare Partner, LLC

Logan Medical, LLC

Sch. I-2

Logan Memorial Hospital, LLC

Logan Physician Practice, LLC

Los Alamos Physician Practices, LLC

Martinsville Physician Practices, LLC

Meadowview Physician Practice, LLC

Meadowview Regional Medical Center, LLC

Meadowview Rights, LLC

Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC

Memorial Prompt Care, LLC

Mercy Physician Practices, LLC

Mexia Principal Healthcare Limited Partnership

Mexia-Principal, Inc.

Minden Physician Practices, LLC

Nason Medical Center, LLC

Nason Physician Practices, LLC

Northeastern Nevada Physician Practices, LLC

Northwest Medical Center-Winfield, LLC

Norton Partner, LLC

NWMC - Winfield Anesthesia Physicians, LLC

NWMC - Winfield Hospitalist Physicians, LLC

NWMC-Winfield Physician Practices, LLC

OmniPoint Surgical Associates, LLC

Opelousas Imaging Center Partner, LLC

Opelousas PET/CT Imaging Center, LLC

Orthopedics of Southwest Virginia, LLC

Palestine Principal Healthcare Limited Partnership

Palestine-Principal G.P., Inc.

PHC Hospitals, LLC

PHC-Ashland, L.P.

PHC-Aviation, Inc.

PHC-Cleveland, Inc.

PHC-Elko, Inc.

PHC-Fort Mohave, Inc.

PHC-Fort Morgan, Inc.

PHC-Lake Havasu, Inc.

PHC-Lakewood, Inc.

PHC-Las Cruces, Inc.

PHC-Los Alamos, Inc.

PHC-Louisiana, Inc.

PHC-Martinsville, Inc.

PHC-Minden G.P., Inc.

PHC-Minden, L. P.

PHC-Morgan City, L.P.

PHC-Morgan Lake, Inc.

PHC-Selma, LLC

PHC-Tennessee, Inc.

Piedmont Partner, LLC

PineLake Physician Practice, LLC

PineLake Regional Hospital, LLC

Poitras Practice, LLC

Portage Partner, LLC

Sch. I-3

PRHC-Alabama, LLC

PRHC-Ennis G.P., Inc.

PRHC-Ennis, L.P.

Principal Hospital Company of Nevada, Inc.

Principal Knox, L.L.C.

Principal-Needles, Inc.

Providence Group Practices, LLC

Providence Holding Company, LLC

Providence Hospital, LLC

Providence Physician Practices, LLC

Province Healthcare Company, LLC

R. Kendall Brown Practice, LLC

Raleigh General Hospital, LLC

River Parishes Hospital, LLC

River Parishes Partner, LLC

River Parishes Physician Practices, LLC

Riverton Memorial Hospital, LLC

Riverton Oncology Practice, LLC

Riverton Physician Practices, LLC

Riverview Medical Center, LLC

Riverview Physician Practices, LLC

Russellville Hospital, LLC

Russellville Physician Practices, LLC

Select Healthcare, LLC

Selma Diagnostic Imaging, LLC

Shared Business Services, LLC

Siletchnik Practice, LLC

Smith County Memorial Hospital, LLC

Somerset Surgery Partner, LLC

Southern Tennessee EMS, LLC

Southern Tennessee Medical Center, LLC

Southern Tennessee PHO, LLC

Spring View Hospital, LLC

Spring View Physician Practices, LLC

Springhill Medical Center, LLC

SST Community Health, L.L.C.

St. Francis Affiliated Services, LLC

St. Francis Health, LLC

St. Francis Physician Practices, LLC

Sumner Physician Practices, LLC

Sumner Real Estate Holdings, LLC

Sumner Regional Medical Center, LLC

Teche Regional Physician Practices, LLC

Texas Specialty Physicians

The MRI Center of Northwest Alabama, LLC

THM Physician Practice, LLC

Trousdale Medical Center, LLC

Two Rivers Physician Practices, LLC

Valley View Physician Practices, LLC

Vaughan Physician Practices, LLC

Ville Platte Medical Center, LLC

Sch. I-4

Watertown Partner, LLC

West Virginia Management Services Organization, Inc.

Western Plains Physician Practices, LLC

Western Plains Regional Hospital, LLC

Woodford Hospital, LLC

Woods Memorial Hospital, LLC

Wythe County Community Hospital, LLC

Wythe County Physician Practices, LLC

Zone, Incorporated

Sch. I-5

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Legend if applicable pursuant to the provisions of the Indenture]

CUSIP

ISIN

5.375% Senior Note due 2024

(the “Notes”)

No. [RA-  ] [RS-  ] [R-  ]

LIFEPOINT HEALTH, INC.

promises to pay to                 , or registered assigns, the principal amount of $            [or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto]* on May 1, 2024.

Interest Payment Dates:  May 1 and November 1, commencing on November 1, 2016.

Regular Record Dates:  April 15 and October 15.

[Signature on following page]

Dated:

LIFEPOINT HEALTH, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

* Insert in Global Notes only

[Back of Note]

5.375% Senior Note due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.

LifePoint Health, Inc., a Delaware corporation (herein the “Company” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay interest on the principal amount of this Note at the rate per annum shown above from May 26, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually on May 1 and November 1 in each year, commencing November 1, 2016, and at the Stated Maturity thereof, until the principal hereof is paid or made available for payment and on any Defaulted Interest to the extent permitted by law.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      Method of Payment.

The Company will pay interest on the Notes on each May 1 and November 1 to the Persons who are registered Holders of the relevant Notes at the close of business on the April 15 or October 15 (whether or not a Business Day) next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York; provided, however, that at the option of the Company payment of interest due on an Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the books of registry maintained by the Registrar, and provided, further, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium if any and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 15 days prior to the applicable Interest Payment Date, subject to surrender of the Note at such office or agency in the case of payments of principal or premium.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of private debts.  The Company will pay principal of, and premium (if any) and interest (including additional interest, if any) on Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Note.

3.                                      Paying Agent and Registrar.

Initially, the Trustee under the Indenture will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                      Indenture.

This Note is one of a duly authorized issue of notes of the Company issued under an Indenture, dated as of May 26, 2016 (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  All Notes issued under the Indenture will be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      Optional Redemption.

At any time prior to May 1, 2019, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 105.375% of the principal amount, plus accrued interest and Special Interest, if any, to (but not including) the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(a)                                 at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(b)                                 the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to May 1, 2019, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest and Special Interest, if any, to (but not including) the redemption date.

On or after May 1, 2019, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2019	104.031%
2020	102.688%
2021	101.344%
2022 and thereafter	100.000%

6.                                      Mandatory Redemption.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7.                                      Repurchase at Option of Holder.

If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unrepurchased portion of a Note must be in a minimum denomination of $2,000) of each

Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to (but not including) the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

If the Company or a Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $75 million, the Company shall commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.  To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes.  If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis; provided, that if such Notes are in the form of Global Notes, such Notes shall be selected in accordance with the procedures of DTC.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.                                      Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes and portions of Notes to be redeemed will be in amounts of $1,000 and integral multiples of $1,000 in excess thereof; provided that no Notes of $2,000 or less shall be redeemed or purchased in part.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.                                      Denominations, Transfer, Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.  A holder may register the transfer or exchange of this Note as provided in the Indenture and subject to certain limitations therein set forth.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

10.                               Persons Deemed Owners.

The registered Holder of a Note may be treated as its owner for all purposes.

11.                               Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of Notes affected by such amendment or supplement, the Indenture and the Notes may be amended or supplemented to, among other things:  (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes; (c) provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or sale of substantially all assets; (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (f) to allow any Guarantor to execute a supplemental indenture to the Indenture; (g) evidence or provide for acceptance of appointment of a successor Trustee; (h) mortgage, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Notes as additional security for the payment and performance of the Company’s or, if applicable, the Guarantor’s obligations herein; (i) to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the Indenture when permitted or required pursuant to the terms of the Indenture; or (j) to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” to the extent that such provision was intended to be a substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantee.

12.                               Defaults and Remedies.

Events of Default include:  (a) default for 30 days in the payment when due of interest on the Notes; (b) default in payment when due of principal of or premium, if any, on the Notes (including the failure to repurchase the Notes pursuant to a Change of Control Offer or Asset Sale Offer); (c) failure by the Company, any Guarantor or any Significant Subsidiary to comply with Section 5.01 of the Indenture; (d) failure by the Company, any Guarantor or any Significant Subsidiary for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (e) default under certain other agreements relating to Indebtedness of the Company, any Guarantor or any Significant Subsidiary which default results in the acceleration of such Indebtedness prior to its express maturity; (f) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; and (h) except as permitted by the Indenture, any applicable Subsidiary Guarantee or a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or a Significant Subsidiary or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor’s Subsidiary Guarantee.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving the Company, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                               Trustee Dealings with Company.

The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.                               No Recourse Against Others.

A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.                               Guarantees.

The payment by the Company of the principal of and premium, if any, and interest on this Note is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture.

16.                               Authentication.

This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.                               Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.                               CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.                               Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.                               Additional Rights of Holders.

In addition to the rights provided to Holders of the Initial Notes under the Indenture, Holders of the Initial Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 26, 2016, among the Company and the other parties named on the signature pages thereof, including the right to Special Interest as set forth therein, or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint               to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 or 4.11 of the Indenture, check the appropriate box below:

☐  Section 4.08                 ☐  Section 4.11

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$          ($1,000 or an integral multiple thereof, provided that any unpurchased portion of this Note must be in the minimum denomination of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature authorized officer of Trustee or Note Custodian

*              This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

The Bank of New York Mellon Trust Company, N.A.

900 Ashwood Parkway, Suite 425

Atlanta, Georgia 30338

Attention:  Corporate Finance

Re:  5.375% Notes due 2024 (CUSIP      )

Reference is hereby made to the Indenture, dated as of May 26, 2016 (the “Indenture”), among LifePoint Health, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $          of such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐                                    CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐                                    CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐                                    CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐                                    such Transfer is being effected to the Company or a subsidiary thereof; or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐                                    CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)                                 ☐                                    CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐                                    CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐                                    CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP          ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP          ), or

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                      ☐                                    After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP          ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP          ), or

(iii)                               ☐                                    Unrestricted Global Note (CUSIP          ); or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

The Bank of New York Mellon Trust Company, N.A.

900 Ashwood Parkway, Suite 425

Atlanta, Georgia 30338

Attention:  Corporate Finance

Re:  5.375% Senior Notes due 2024 (CUSIP      )

Reference is hereby made to the Indenture, dated as of May 26, 2016 (the “Indenture”), among LifePoint Health, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $          of such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the owner hereby certifies that:

1.                                      EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a)                                 ☐                                    CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐                                    CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a)                                 ☐                                    CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP          ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP          ), or

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                      ☐                                    After the Exchange the Transferee shall hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP          ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP          ), or

(iii)                               ☐                                    Unrestricted Global Note (CUSIP          ); or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as             , among              (the “Guaranteeing Subsidiary”), a subsidiary of LifePoint Health, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of May 26, 2016, (the “Indenture”), providing for the issuance of 5.375% Senior Notes due 2024 (the “Notes”);

WHEREAS, this Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)                                 Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(i)                                     the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Notes or the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)                                 The obligations of the Guaranteeing Subsidiary hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)                                  The following is hereby waived:  diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)                                 This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                                   The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)                                  As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(h)                                 The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i)                                     Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

(j)                                    This Note Guarantee is a guarantee of payment and not of collection.

3.                                      Execution and Delivery.  Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.                                      Guaranteeing Subsidiary may Consolidate, etc. on Certain Terms.  A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(a)                                 immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b)                                 subject to the provisions of Section 10.04 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein or therein as a Guarantor.  All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution thereof.

Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5.                                      Releases.  The Note Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(a)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Sections 3.09 and 4.08 of the Indenture;

(b)                                 in connection with any sale of a majority of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with Sections 3.09 and 4.08 of the Indenture;

(c)                                  if the Company (i) designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or (ii) designates any Restricted Subsidiary that is a Guarantor to be an Excluded Subsidiary, in each case, in accordance with the Indenture;

(d)                                 if such Guarantor is or becomes a non-Wholly-Owned Subsidiary and does not then guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor;

(e)                                  if any Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to the Indenture;

(f)                                   upon the Company’s exercise of its legal defeasance option or covenant defeasance option as described under Article 8 of the Indenture or if the Company’s obligations under the Indenture and the Notes are discharged in accordance with the terms of the Indenture; or

(g)                                  pursuant to Section 4.15 of the Indenture.

Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

6.                                      No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.                               The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:

[Guaranteeing Subsidiary]

By:
Name:
Title:

LifePoint Health, Inc.

By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Name:
Title: